As filed with the Securities and Exchange Commission on July 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ONCOCYTE CORPORATION

(Exact name of Registrant as specified in charter)

California	27-1041563
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

15 Cushing, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

2018 Equity Incentive Plan

(Full title of the plan)

MITCHELL LEVINE

Chief Financial Officer

OncoCyte Corporation

15 Cushing

Irvine, California 92618

(Name and address of agent for service)

(949) 409-7600

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

RICHARD S. SOROKO, ESQ.

Thompson Welch Soroko & Gilbert LLP

3950 Civic Center Drive, Suite 300

San Rafael, California 94903

Tel. (415) 448-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, no par value(2)	10,000,000	$5.72	$57,200,000.00	$6,240.52
Total Registration Fee				$6,240.52

(1) Determined pursuant to Rule 457(c) and (h).

(2) Includes shares issuable directly or upon the exercise of stock options or in settlement of restricted stock units. Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of shares of common stock that may be subject to issuance as a result of anti-dilution and other provisions of the Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 under the Securities Act of 1933, as amended, is being filed by OncoCyte Corporation (“OncoCyte”) pursuant to General Instruction E to Form S-8 to register an additional 10,000,000 shares of OncoCyte common stock, no par value (“Shares”), including shares issuable directly or upon the exercise of stock options or in settlement of restricted stock units under an amendment to the OncoCyte 2018 Equity Incentive Plan.

The content of Registration Statement on Form S-8, File No. 333-227118, filed with the Securities and Exchange Commission (“SEC”) on August 30, 2018, is incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are incorporated herein by reference:

●	The Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2020 filed with the SEC on March 19, 2021, as amended by Form 10-K/A-1 filed with the SEC on April 30, 2021;

●	Registrant’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2021 filed with the SEC on May 17, 2021;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 21, 2021, February 2, 2021, February 3, 2021 February 4, 2021, February 5, 2021, February 25, 2021, March 1, 2021, April 19, 2021, as amended by Form 8-K/A-1 filed June 1, 2021, May 21, 2021, June 14, 2021, and June 28, 2021; provided, however, that any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, or otherwise furnished rather than filed with the SEC, are not be incorporated by reference herein; and

●	The description of our common stock included in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 19, 2021; including any amendment or report (or exhibit to any such amendment or report) filed for the purpose of updating that description.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date this offering is terminated or completed and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents; provided, however, that any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, or otherwise furnished rather than filed with the SEC, shall not be incorporated by reference herein.

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Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit
Numbers	Description

5.1	Opinion of Counsel*

23.1	Consent of OUM & Co., LLP *

23.2	Consent of Counsel (Included in Exhibit 5.1)

99.1	Amendment to 2018 Equity Incentive Plan (Incorporated by reference to OncoCyte Corporation’s Current Report on Form 8-K filed with the SEC on June 28, 2021)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on July 7, 2021.

ONCOCYTE CORPORATION

By	/s/ Ronald Andrews
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald Andrews	Chief Executive Officer and Director	July 7, 2021
Ronald Andrews	(Principal Executive Officer)

/s/ Mitchell Levine	Chief Financial Officer and Treasurer	July 7, 2021
Mitchell Levine	(Principal Financial Officer)

/s/ Li Yu	Vice President, Controller	July 7, 2021
Li Yu	(Principal Accounting Officer)

/s/ Andrew Arno	Director	July 7, 2021
Andrew Arno

/s/ Jennifer Levin Carter	Director	July 7, 2021
Jennifer Levin Carter

/s/ Melinda Griffith	Director	July 7, 2021
Melinda Griffith

/s/ Alfred D. Kingsley	Director	July 7, 2021
Alfred D. Kingsley

/s/ Andrew Last	Director	July 7, 2021
Andrew Last

/s/ Cavan Redmond	Director	July 7, 2021
Cavan Redmond

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